AMENDED AND RESTATED NOTE

US$101,000,000.00		March 28, 2013
SECTION 1.	General.

(a) MacDonald, Dettwiler and Associates Ltd., a Canadian corporation (the “Company”), for value received, hereby promises to pay, to Loral Space & Communications Inc., a Delaware corporation or registered assigns (the “Payee”), the aggregate principal amount of US$101,000,000 in accordance with the terms and conditions herein. This Note amends and restates in its entirety the Note, dated November 2, 2012 (the “Original Note”).

(b) The Company shall make annual payments to Payee of principal in the amount of $67,333,334 on March 31, 2014 and US$33,666,666 on March 31, 2015. All remaining principal, interest and other Obligations of the Company hereunder shall be paid to Payee on March 31, 2015 (the “Maturity Date”).

(c) The Company further agrees to pay interest on the unpaid principal amount hereof from time to time from the date of the Original Note (November 2, 2012) at a rate per annum equal to one percent (1.00%) (provided that $33,666,667 unpaid principal amount of this Note shall bear interest, commencing April 1, 2013, at a rate per annum equal to 1.50%) (each, an “Applicable Rate”), payable on the last Business Day of each calendar quarter of a given year, commencing on the first such date after the date of the Original Note (being November 2, 2012), and ending on the date the unpaid principal amount hereof is paid in full. Each date on which interest or principal on this Note (this “Note”) is payable is herein referred to as a “Payment Date.” Interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 days. From and after the date of any Event of Default, the Applicable Rate shall be the Applicable Rate plus 2.00% (the “Default Rate).

(d) If any day that would otherwise be a Payment Date is not a Business Day, such Payment Date shall instead be the next succeeding Business Day. All payments shall be made in United States dollars.

SECTION 2. Payments.

(a) All payments of principal and interest on this Note shall be made on the relevant Payment Date by wire transfer of immediately available funds to an account designated in writing by the Payee or in such other manner or at such other place as may be mutually agreed by the Company and the Payee. All payments shall be absolute and unconditional and without deduction or setoff of any kind, including any deduction for Taxes. In the event any withholding is required under applicable law for any reason, the Company shall pay an amount which, after giving effect to any such withholding, shall be equal to the amount which would otherwise be payable to the Payee hereunder. The interest rate borne by this Note shall not exceed the amount otherwise permitted under applicable law. Any interest payment that would otherwise exceed such amount shall be applied to the unpaid principal amount of this Note.

SECTION 3. Prepayments. The Company may not at any time prepay this Note, in whole or in part.

SECTION 4. Covenants. The Company covenants and agrees with the Payee that, until the Obligations have been repaid in full, the Company will:

(a) not sell, assign, transfer, convey or lease the Transferred Land (as defined in the Purchase Agreement) to any Person other than (i) the Company or (ii) a Person that is a direct or indirect wholly owned subsidiary of the Company who has provided to the Payee an unconditional guarantee of payment of the Obligations in a form acceptable to the Payee;

(b) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence;

(c) comply with all applicable laws, rules and regulations except where the failure to do so is not reasonably likely to adversely affect its ability to pay the Obligations in a timely manner; and

(d) within 3 Business Days of the occurrence any Default or Event of Default, notify the Payee of any such Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto.

SECTION 5. Representations and Warranties

The Company represents and warrants to the Payee that (a) the Company is validly existing and in good standing under its jurisdiction of formation, (b) the Company has the corporate power and authority to execute and deliver and perform its obligations under this Note, (c) the Company has duly authorized, executed and delivered this Note, and (d) the Note constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms subject to equitable remedies and creditors rights generally.

SECTION 6. Events of Default.

(a) An “Event of Default” shall occur if:

(i) default shall be made in the payment of (A) the principal of this Note, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof, or (B) interest on this Note when the same becomes due and payable and continuance of such default for three Business Days;

(ii) if the issuer of the Letter of Guarantee ceases at any time for any reason to have an Approved Rating and is not replaced with a Replacement Letter of Credit or Letter of Guarantee within 30 days or the Letter of Credit shall cease to be in full force and effect for any reason;

(iii) any representation or warranty contained in this Note shall prove to be false or misleading in any material respect;

(iv) the Company fails to comply with its obligations under Section 4(c) or 4(d) hereof and such failure continues for a period of 30 days or fails to comply with its obligations under Section 4(a) or Section 4(b) hereof;

(v) (A) the Company or any Guarantor shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (“Bankruptcy Laws”), seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or Guarantor shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Company or Guarantor any case, proceeding or other action of a nature referred to in clause (A) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 30 days; or

(vi) any indebtedness of the Company or any Guarantor having a principal amount in excess of US$25,000,000 shall not be paid at maturity or the maturity thereof shall have been accelerated.

(b) If an Event of Default (other than an Event of Default specified in clause (a)(v) above) occurs, then the Payee may, by written notice to the Company, declare this Note or any portion hereof to be forthwith due and payable, both as to principal and interest, whereupon this Note shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. If any Event of Default specified in clause (a)(vi) above occurs, the principal of and accrued interest on this Note shall automatically forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

(c) If any Event of Default occurs and is continuing, the Payee may pursue any available remedy to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the Payee may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no delay on the part of the Payee in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. The Company shall pay, on demand, all expenses (including legal fees and expenses) incurred by the Payee in connection with any enforcement of this Note.

(d) The Payee may draw from time to time under the Letter of Guarantee in order to collect funds owed to it under or in respect of this Note that have not been paid in full when due.

SECTION 7. Defined Terms. Capitalized terms not otherwise defined herein have the following meanings:

“Approved Ratings” means that the rating of the long term noncredit enhanced debt of the issuer of the Letter of Credit by both (i) Moody’s is at least baa3 (or any successor rating) and (ii) S&P is at least BBB- (or any successor rating).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are not generally open for business in New York City, New York.

“Closing Date” means November 2, 2012.

“Default” means any event which, upon the giving of notice or lapse of time, or both, shall constitute an Event of Default.

“Guarantor” means any guarantor of the Obligations from time to time.

“Letter of Guarantee” means (i) the irrevocable letter of guarantee (No. 1000556), dated the Closing Date, in favor of the Payee issued by Royal Bank of Canada and (ii) any Replacement Letter of Guarantee, in each case as it may be amended from time to time.

“Loss” and “Losses” means, collectively, any loss, liability, damages, amount paid in settlement, claim, obligation, cost or expense (including reasonable legal fees and expenses), but excluding any special, punitive, incidental, multiple or consequential damages.

“MDA” means MacDonald, Detttwiler and Associates Ltd., a Canadian corporation.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Obligations” means all obligations (including principal and interest) on, under or in relation to the Note.

“Person” means any individual, limited liability company, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Purchase Agreement” means the Purchase Agreement dated as of June 26, 2012, among Loral Space & Communications Inc., Space Systems/Loral, Inc., the Company, MDA Communications Holdings, Inc., as amended from time to time.

“Replacement Letter of Guarantee” or “Replacement Letter of Credit” means an irrevocable letter of credit or letter of guarantee, substantially in the form of the Letter of Guarantee issued to the Payee on the Closing Date, from a commercial bank reasonably acceptable to the Payee and having an Approved Rating at the time of issuance of the replacement letter of credit having an expiration date no earlier than July 13, 2015.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc. and any successor thereto.

“Taxes” (or “Tax” as the context may require) means any taxes, charges, fees, levies, penalties or other assessments imposed by any Taxing Authority, including, income, premium, excise, property, sales, use, value added, goods and services, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions to tax attributable thereto.

“Taxing Authority” means any Governmental Agency with the authority to impose Tax.

SECTION 8. Set-Off.

Neither Company, on the one hand, nor Payee, on the other hand, shall have any right to set-off any Losses against any payments to be made by such party or parties pursuant to this Note except as expressly provided in Section 10.9 of the Purchase Agreement.

SECTION 9. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction and other Waivers.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES AND PRINCIPLES THEREOF.

The Company hereby irrevocably and unconditionally (a) submits in any legal action or proceeding relating to this Note to the exclusive jurisdiction of the federal courts in the Southern District of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the county of New York); (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 10 or at such other address of which the Payee shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, incidental, punitive, multiple or consequential damages.

THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10. Notices.

All notices, requests, claims, demands and other communications under this Note shall be in writing and shall be delivered personally, by facsimile (which is confirmed as provided below) or by overnight courier (providing proof of delivery). Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by personal delivery or overnight courier.

If to the Company:

13800 Commerce Parkway
Richmond BC
V6V 2J3
Telecopier No.: (604) 231-2759
Email: twp@mdacorporation.com

If to the Payee:

Loral Space & Communications Inc.
600 Third Avenue
New York, New York 10016
Attn.: Avi Katz
Facsimile No.: (212) 338-5320
Email: akatz@hq.loral.com

With a concurrent copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York10019
Attn: Maurice M. Lefkort
Telecopier No.: (212) 728-8111
Email: mlefkort@willkie.com

The Company or the Payee may from time to time change its address for communications under this Section 8 by giving notice of such changed address to the other in the manner set forth above.

SECTION 11. Assignment and Transferability. This Note is freely transferable by the Payee without restriction and may be assigned or transferred by the Payee. The obligations of the Company under this Note may not be assigned by the Company without the prior written consent of the Payee. Any Payee may transfer this Note to another Person by notice to the Company who shall maintain a register of the owners of this Note. Upon evidence of transfer of the Note, the Company shall issue a replacement Note to the transferee. In connection with any transfer by the Payee, the Company shall, at its expense, cooperate to the extent necessary or desirable to transfer rights under the Letter of Guarantee if requested to do so by the Payee.IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first written above.

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By: /s/ Daniel E. Friedmann
Name: Daniel E. Friedmann
Title: President and C.E.O.

ACCEPTED:

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title: President, General Counsel and Secretary